Exhibit 99.1

McEwen Mining: New, Near Surface, High Grade Beside Our Mill

264.5 g/t Au Over 2.4 m Uncapped (12.6 g/t Au Over 2.4 m Capped); A Holiday STOCK-ing Stuffer!

TORONTO, December 19, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report the latest exploration news from its Stock property. We discuss four priority areas that illustrate the potential to expand the gold resource base around the historic Stock mine.

“We find the occurrence of near surface high grade at our Stock Mill’s doorstep very intriguing. These initial results have mineable grades and widths, which are encouraging from an economic perspective as they compare favourably to the Stock mine’s historic grade of 5.5 g/t Au.”, stated Stephen McGibbon, EVP Exploration.

Area 1: Near Surface @ Stock Mine

Figure A shows a longitudinal section profiling Areas 1 & 2. Drill hole SM22-110 (shown in upper right corner) produced two attractive assay results within 30 meters (m) of surface. The first of these shallow intercepts, started after 15 m from surface, was 8.0 grams per tonne gold (g/t Au) over 4.6 m. The second intercept, following within 5 m further downhole, had an assay value of 264.5 g/t Au uncapped or of 12.6 g/t Au capped over 2.4 m, which included an assay of 1,031.6 g/t Au over 0.6 m (see Table 2). The results of SM22-110 represent an extension of mineralization east of SM22-059 and SAS-66 which delivered assay values of 11.6 g/t Au over 3.1 m and 6.3 g/t Au over 3.5 m, respectively. This result has opened a new high grade target area of some 300 m in length. Further east again, coarse and fine visible gold was encountered in SM22-116, with assay results pending.

Area 2: Around Existing Stock Mine Workings

A second area with multiple intercepts located 225 m to 280 m below surface (left side of Figure A) includes SM22-090 with 6.6 g/t Au over 6.1 m within a broader envelope of 4.4 g/t Au over 10.5 m and SM22-070 with 5.5 g/t Au over 6.5 m within 3.6 g/t Au over 15.0 m. This area is of interest as it has potential to host new mineral resources of economic gold grades with attractive widths. Proximity to our processing facilities (Stock Mill) increases the likelihood for these results to support attractive operating margins.

Figure A      Longitudinal Section Looking NNW: Areas 1 & 2; Shallow Intercepts Near Stock Mine Workings

Area 3: Below Existing Stock Mine Workings - Stock Deep Footwall (FW)

Figure B displays a longitudinal section and inset cross-section of the new Deep FW mineralization, along with an outline of the mine workings. Four exploration holes were drilled around a historic S96-2 with an intercept of 6.6 g/t Au over 5.2 m contained within 3.8 g/t Au over 15.2 m. These drill holes are within the projected Stock Mine extension trend, shown in blue shading. Early results all show consistent mineralization with intercepts that include SM22-080 with 5.0 g/t Au over 6.5 m and SM22-086 with 5.7 g/t Au over 3.3 m and SM22-091 with 3.6 g/t Au over 9.8 m. Two additional holes contained visible gold with assay results pending. All these intercepts occur between 500 m and 600 m below surface, in an area with limited drilling and suggests mineralization may extend up to former mine workings and below the current drilling.

Figure B      Longitudinal and Inset Cross-Section of Deep FW Mineralization

Area 4: Adding to Stock West Resources

Figure C profiles a longitudinal section of the proposed access ramp and production areas at Stock West along with recent drilling results. Previously released S21-203 (lower left corner) reported three mineralized intervals located 185 m west of the Stock West mineral resource and remains an important near-term target, as mineralization clearly has not been closed off. Assay results are pending for four holes drilled into this 185 m gap area, with three of the holes encountering visible gold.

In addition, three holes located above S21-203, 15 m - 30 m west of the PEA mining block for Stock West returned 3.2 g/t Au over 8.0 m in S22-243, 3.0 g/t Au over 6.8 m in S22-247 and 2.6 g/t Au over 16.8 m in S22-248 where the latter two have comparable results to the mineral resources contained within the PEA shape. Locally lower grades can still be an important indicator of a robust mineralized system. East of the Stock West deposit, at similar distance, S22-245 returned 4.5 g/t Au over 3.4 m.

Figure C      Longitudinal Section Stock West Extension Drilling

The Stock property, part of the Fox Complex, covers 5 miles (8 km) along the Destor-Porcupine Fault Zone (DPFZ) and associated geological structures. It is the site of the historic Stock Mine and of the Stock Mill, where the material from our Black Fox and Froome mines is processed. When the Stock mine ceased mining in 1994, due to low gold price, it produced 137,000 gold ounces at a grade of 5.5 g/t. While most of the mines along the DPFZ have reached depths of greater 1,000 m, the Stock mine has only been mined down to a depth of 330 m.. Our recent exploration success has built a resource of 265,000 gold ounces Indicated and 119,000 gold ounces Inferred, all within 500 meters of surface. Recent drill results suggest the mineralization continues deeper.

Extension West of Stock West – Winter Drilling Target

The Stock property is large and has had surprisingly limited surface exploration. The area that extends west of the Stock West resources to our property boundary has been barely explored despite having two compelling near surface, historic drill results: S-39 with 16.5 g/t Au over 1.5 m core length and S-37 with 1.5 g/t Au over 7.3 m core length. These assay results reflect the elevated gold potential along 3 km of the Night Hawk Lake Fault, a splay fault from the prolific DPFZ. As shown below, three deposits have already been discovered along this structure on MUX property.

Figure D       3 km Extension West of Stock West Deposit

Table 1            Highlights of Drill Intercepts From the Stock Property Program

Hole ID	From (m)	To (m)	Core Length (m)	True Width (m)	Au Uncapped/ (Capped)* (g/t)
SM22-059	80.5	93.0	12.6	6.1	6.2
including	84.0	86.7	2.7	1.3	22.4
	150.9	152.0	1.0	0.5	13.4
SM22-061	242.3	256.0	13.8	9.4	3.3
SM22-067	49.0	53.0	4.0	3.3	3.5
SM22-070	314.3	335.0	20.8	15.0	3.6
including	326.0	335.0	9.0	6.5	5.5
SM22-073	158.2	159.1	0.9	0.7	25.1
SM22-074	286.0	287.1	1.1	0.5	41.3 (30.0)
SM22-075	301.9	303.0	1.1	0.4	62.5 (30.0)
	455.6	460.9	5.3	2.3	8.9
including	456.4	457.6	1.2	0.5	28.4
SM22-078	329.0	337.0	8.0	4.6	3.8
SM22-080	394.8	401.6	6.7	5.1	2.2
including	679.4	687.6	8.2	6.5	4.9
SM22-086	337.5	338.1	0.7	0.5	54.2 (30.0)
	634.0	638.0	4.1	3.3	5.7
	642.0	651.0	9.0	7.3	3.0
SM22-089	538.1	553.3	15.3	12.5	5.4
including	552.1	553.3	1.3	1.0	23.6
SM22-090	329.0	348.0	19.0	10.5	4.4
including	335.0	336.0	1.0	0.6	14.3
SM22-091	654.0	666.0	12.0	9.8	3.6
SM22-093A	73.0	75.0	2.0	1.5	8.9
SM22-095	238.2	247.2	8.9	6.1	2.6
SM22-098A	590.7	596.3	5.6	3.9	2.9
	606.7	608.0	1.3	0.9	2.8
SM22-099	286.0	287.5	1.5	0.9	3.6
SM22-110	17.6	23.7	6.1	4.6	8.0
	28.3	31.5	3.3	2.4	264.5 (12.6)
including	28.3	29.1	0.8	0.6	1,031.6 (30.0)
S22-243	459.0	470.1	11.1	8.0	3.2
S22-245	529.1	534.2	5.1	3.4	4.5
S22-247	478.0	486.8	8.8	6.8	3.0
S22-248	464.0	485.1	21.1	16.8	2.6

*: Capped to 30 g/t Au

Table 2            Drill Hole SM22-110 Composites Assay Results From 17.6 m to 31.5 m

Hole ID	From (m)	To (m)	Core Length (m)	True Width (m)	Au Uncapped/ (Capped)* (g/t)
	17.6	18.2	0.6	0.5	3.0
	18.2	18.5	0.3	0.2	3.8
	18.5	19.0	0.4	0.3	8.0
	19.0	19.3	0.4	0.3	6.4
	19.3	20.1	0.8	0.6	7.2
	20.1	20.8	0.6	0.5	4.8
	20.8	22.0	1.2	0.9	20.6
SM22-110	22.0	23.1	1.1	0.8	4.0
	23.1	23.7	0.6	0.4	2.6
	23.7	24.6	0.9	0.7	0.3
	24.6	25.4	0.8	0.6	0.1
	25.4	25.9	0.6	0.4	0.3
	25.9	27.0	1.1	0.8	0.2
	27.0	28.3	1.3	1.0	0.3
	28.3	29.1	0.8	0.6	1,031.6 (30.0)
	29.1	30.0	0.9	0.7	9.2
	30.0	30.5	0.5	0.4	3.4
	30.5	31.5	1.1	0.8	6.2

Numbers may not sum due to rounding. *: Capped to 30 g/t Au

For a complete list of drilling results at Stock since April 25th, 2022, including hole location and alignment, click here:

https://www.mcewenmining.com/files/doc_news/archive/2022/2022_12_Stock/Drill_Intercepts_from_the_Stock_Property_Program.xlsx

TECHNICAL INFORMATION

Technical information pertaining to the Fox Complex exploration contained in this news release has been prepared under the supervision of Sean Farrell, P.Geo., a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

All exploration drill core samples at the Stock Complex were submitted as 1/2 core. Analyses reported herein were usually performed by the fire assay method by the independent laboratories: Pangea Laboratorio in Sinaloa, Mexico which is owned and operated by an indirect subsidiary of the Company. (NMX-EC-17025-IMNC-2018, ISO /IEC 17025:2017).

CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, contain McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, uncertainties related to exploration results and prospects and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns 68% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

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